                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       FIRST GEORGIA COMMUNITY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          FIRST GEORGIA COMMUNITY CORP.
                              150 Covington Street
                             Jackson, Georgia 30233

     770-504-1090                                               John L. Coleman
                                                                  President and
                                                        Chief Executive Officer

                                  April 1, 2002

Dear Shareholders:

  You are cordially invited to attend the annual meeting of First Georgia Community Corp. shareholders, which will be held at 10:00 a.m. on Thursday, April 25, 2002, at the Butts County Library, 436 E. College Street, Jackson, Georgia 30233.

       The purposes of the meeting are the election of directors and the ratification of appointment of independent auditors, and other business matters which may arise.

       The Official Notice, Proxy Statement, Annual Report to Shareholders, and Proxy are enclosed. It would be most helpful to us if you would kindly complete, sign and mail your proxy card back to us as soon as possible. We would greatly appreciate your voting "FOR" the directors nominated and "FOR" the proposal to ratify Mauldin & Jenkins, LLC, Atlanta, Georgia, as independent auditors of the Company and its subsidiary for the year 2002.

       I look forward to being with you at the meeting.

                                                 Very truly yours,

                                                 John L. Coleman
                                                 President and
                                                 Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2002

TO THE HOLDERS OF COMMON STOCK
OF FIRST GEORGIA COMMUNITY CORP.

          The Annual Meeting of Shareholders of First Georgia Community Corp. will be held on Thursday, April 25, 2002, at 10:00 a.m., local time, at the Butts County Public Library, 436 East College Street, Jackson, Georgia 30233, for the following purposes:

     1. To elect eleven (11) directors to serve until the 2003 Annual Meeting of Shareholders.

     2. To ratify the appointment of Mauldin & Jenkins, LLC, Atlanta, Georgia, as independent auditors of the Company and its subsidiary to serve for the 2002 fiscal year.

     3. To transact such other business as may properly come before the meeting and any adjournments thereof. Management at present knows of no other business to be presented at the meeting other than the report of management and presentation of financial statements. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of management.

          Shareholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting and any recess or adjournment thereof.

                                           For the Board of Directors,

                                           John L. Coleman
                                           President and Chief Executive Officer

Jackson, Georgia
April 1, 2002

    YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          FIRST GEORGIA COMMUNITY CORP.
                              150 Covington Street
                             Jackson, Georgia 30233
                                  770-504-1090

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders

                       To be held Thursday, April 25, 2002

                        ________________________________

                               PROXY SOLICITATION

     This Proxy Statement is furnished to shareholders of First Georgia Community Corp. (the "Company"), on or about April 1, 2002, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, April 25, 2002, or any adjournment thereof. The meeting will be held at the Butts County Public Library, 436 East College Street, Jackson, Georgia.

     The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the President of the Company at its principal office, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, or by attending the Annual Meeting and choosing to vote in person, in which case any prior proxy given will be revoked. Any written revocation will be effective upon receipt by the President of the Company.

     If a shareholder designates how a proxy is to be voted on any of the business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a shareholder fails to designate how the proxy should be voted, the signed proxy will be voted FOR the election of the eleven (11) nominees named below as directors, FOR the approval of Mauldin & Jenkins, LLC as the Company's independent auditors and in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

     The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or fax by directors, officers and regular employees of the Company or its subsidiary.

                          VOTING AT THE ANNUAL MEETING

     Shareholders of record at the close of business on March 15, 2002 will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 760,708 shares of common stock outstanding, with each share entitling the holder to one vote upon each matter to be presented at the Annual Meeting.

     While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the shareholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the persons holding the proxies, which means that they may vote in accordance with their best judgment as to any other business that may properly be brought up at the meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     As authorized by the Bylaws of the Company, the Board of Directors has determined that the Board of Directors of the Company to be elected at the Annual Meeting shall consist of eleven (11) persons. At the Annual Meeting, the 11 directors are to be elected to serve until the 2003 annual meeting of shareholders or until their successors are duly elected and qualified. Management is soliciting proxies to vote for its 11 nominees as directors of the Company. These nominees are as follows:

       John L. Coleman, D. Richard Ballard, Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Harry Lewis, Joey McClelland, Alexander Pollack, Robert Ryan, James H. Warren, and George L. Weaver.

     All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. Proxies cannot be voted for more than 11 persons. Assuming a quorum is represented at the Annual Meeting, the nominees presented above will be elected if they receive the affirmative vote of a plurality of all votes cast at the meeting. As a result, abstentions and broker non-votes, in which a broker does not have discretionary authority to vote shares held in "street name" for a beneficial owner, will not affect the outcome of the election of directors.

     Unless otherwise directed, it is the intention of the persons named as proxies to vote for the election of the nominees listed above.

     If the above persons are elected as directors of the Company, the Company anticipates electing the same persons to serve as directors of the Company's sole subsidiary, First Georgia Community Bank (the "Bank").

Recommendation of the Board of Directors Concerning the Election of Directors

     The Board of Directors of the Company recommends a vote FOR the election as directors of the above-listed 11 nominees to hold office until the 2003 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Boards of Directors of the Company and the Bank consist of 11 persons, each of whom has been nominated for re-election to the Board of Directors. Each of those persons has been a director of the Company since its organization in 1996. In addition, each of these persons has been a director of the Bank since its organization in 1996. The directors of the Company and the Bank are as follows:

John L. Coleman (56)

     Mr. Coleman is the President, Chief Executive Officer and a director of the Company and holds the same positions with the Bank. He has held these positions with the Company since August 1996 and with the Bank since September 1997. From June 1967 until June 1996, Mr. Coleman worked in various capacities with Citizens & Southern National Bank and its successor organization, NationsBank.

D. Richard Ballard (55)

     Mr. Ballard has been affiliated with Haisten Funeral Home, Inc. in Jackson, Georgia since 1967, and is currently its General Manager. Mr. Ballard is also the owner of Ballard & Co., an antique store in McDonough, Georgia.

Charles W. Carter (66)

     Mr. Carter has been affiliated with Carter Builders Supply in Jackson since 1968 and is currently its President. Mr. Carter was an advisory director of Citizens & Southern National Bank and its successor organization, NationsBank, in Jackson from 1978 until 1994.

Alfred D. Fears, Jr. (45)

     Mr. Fears' primary occupation is as an attorney, and he has been practicing law in Jackson, Georgia since 1981. He also manages an apartment rental business in Jackson.

William B. Jones (57)

     From 1966 to 1976, Mr. Jones was a teacher, coach and school superintendent in Jackson, Georgia. Since 1977, Mr. Jones has practiced law in Jackson, Georgia, and has been active in the food and petroleum distribution business. Mr. Jones is currently President of Jones

     Petroleum Co., Meriwether Properties, Inc. and Vice President of Jones & Owenby, Inc., which operates two supermarkets. He also previously served on the Advisory Board of NationsBank in Jackson, Georgia.

Harry Lewis (50)

     Mr. Lewis is the Secretary-Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company. He has served in these positions since August 1997. Mr. Lewis also owns and operates an automobile dealership in Jackson, Georgia, which he has operated since 1983. He is also President of Playtime Learning Center, Inc.

Joey McClelland (55)

     Mr. McClelland presently is a Vice President with International Supply Chain - Home Depot. From 1997 to 1999, Mr. McClelland served as its director of International Consulting. Prior to 1997, Mr. McClelland acted as Executive Director of Marketing and Logistics Consulting, providing design and implementation consulting services to international business operations. Prior to 1989, Mr. McClelland held numerous management level positions in related marketing fields.

Dr.  Alexander Pollack (48)

     Dr. Pollack is a retired general surgeon and former medical director at the Georgia Diagnostic and Classification Prison in Jackson, Georgia.

Robert Ryan (64)

     Since 1983, Mr. Ryan has been President of Atlanta South 75 Inc., an automobile and truck service center. From 1960 to 1983, Mr. Ryan held various management positions with Unocal Corporation, Los Angeles, California. Mr. Ryan served on the Board of Directors of Intern Speedway Corporation, the Association of Christian Truckers, Rotary Club (Community Relations) and Butts Co. Development Authority. He currently serves on the Board of Directors of the National Association of Truckstop Operators (NATSO), Peninsula Condominium Association and Travel Centers of America Franchisee Advisory Board.

James H. Warren (63)

     Mr. Warren is President of Sure Power, Inc., Secretary-Treasurer of Brushy Mountain Hydro-Electric Power, Inc. and Alternator & Starter House, Inc.

George L. Weaver (54)

     Mr. Weaver has been President of Central Georgia EMC since 1984. From 1971 to 1984, Mr. Weaver held various management positions with Central Georgia EMC. Mr. Weaver served on the Advisory Board of NationsBank of Georgia, N.A. in Jackson, Georgia, and as

  Vice Chairman of the Board of Directors of Federated Rural Electric Insurance Corp. He presently serves as a director of Southeastern Data Corporation (past Chairman of the Board) and Georgia Rural Electric Service Corporation (past Chairman of the Board). Mr. Weaver is a past President of the Georgia Rural Electric Managers Association and is a member of the Rural Electric Management Development Council.

     George L. Weaver serves as Chairman of the Company's Board of Directors. John L. Coleman serves as President and Chief Executive Officer of the Company and the Bank. Harry Lewis serves as Chief Financial Officer and Corporate Secretary of the Company. They are the only executive officers of the Company. Each officer serves at the pleasure of the Board of Directors of the Company.

     There are not, and have not been during the last five years, any involvements by the above-listed persons in legal proceedings relating to the federal bankruptcy act, federal commodities law violations or securities law violations. In addition, none of the above-listed persons is currently charged with or within the last five years has been convicted of any criminal violations of law (other than minor traffic violations). In addition, there are not, and have not been within the last five years, any orders, judgments or decrees enjoining or limiting any director from engaging in any type of business practice or activity.

     Charles W. Carter and Harry Lewis are first cousins. There are no other family relationships among the director nominees or among any of them and any members of management of the Company or the Bank.

     There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. Mr. Fears provided legal services to the Company during 2001, and it is anticipated he will provide legal services to the Company during 2002.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Because the Company is a holding company, the only significant asset of which is its wholly-owned subsidiary, the Bank, most of its business activities occur at the Bank level. In addition, the same persons who are management's nominees as directors of the Company are likely to be elected as directors of the Bank. Therefore, information regarding the Board and committees is being given for both the Company and the Bank.

The Company

     The Board of Directors of the Company held one meeting during the year ended December 31, 2001.

The Bank

     The Board of Directors of the Bank held 12 meetings during the year ended December 31, 2001.

     The Bank has eight principal permanent committees. These are the Funds Management Committee, the Audit and Compliance Committee, the Marketing Committee, the Building Committee, the Benefits and Personnel Committee, the Loan Committee, the Strategic Plan Committee, and the Internet/Technology Committee.

     The Funds Management (Asset/Liability) Committee sets policy and reviews the Bank's investment portfolio and investment markets and makes recommendations in regard to Bank investments. The Funds Management Committee met four times during 2001. Its members are Dr. Alexander Pollack, Harry Lewis, Joey McClelland and John Coleman.

     The Audit and Compliance Committee reviews independent audit reports, reports the findings to the Board of Directors and recommends the independent auditor. The Audit Committee met once during 2001. Its members are Alfred D. Fears, Jr., Richard Ballard and James H. Warren.

     The Marketing Committee meets to discuss marketing and advertising of the Bank. The Marketing Committee did not meet during 2001. Its members are Joey McClelland, Richard Ballard, Robert Ryan, William Jones and John Coleman.

     The Building Committee meets to discuss the construction of buildings for the Bank and renovations and major repairs to buildings of the Bank. It did not meet during 2001. Its members are Charles Carter, Alfred D. Fears, Jr. and James
H. Warren.

     The Benefits and Personnel Committee meets to review the compensation and benefits of employees, officers and directors of the Bank and to consider personnel matters of the Bank. It met three times during 2001. Its members are George Weaver, Harry Lewis, John Coleman and Dr. Alexander Pollack.

     The Loan Committee meets to discuss, review and approve or disapprove loans in excess of $900,000 and up to $1,800,000. The Loan Committee met 13 times during 2001. Its members are George Weaver, William Jones, Charles Carter, Robert Ryan, Harry Lewis and John Coleman.

     The Strategic Plan Committee meets to adopt long term plans that will profitably service the financial needs of individuals and small business customers within the Bank's respective markets. Its members are Joey McClelland, Robert Ryan, George Weaver and John Coleman. The Strategic Plan Committee met once during 2001.

     The Internet/Technology Committee was established at the end of 1999 and met once during 2001. Its members are Harry Lewis, Charles Carter, Dr. Alexander Pollack and Joey McClelland.

                   NON-DIRECTOR EXECUTIVE OFFICERS OF THE BANK

     The Bank currently has serving two executive officers who are not directors of the Company or the Bank and are not designated as "officers" of the Company, as that term is defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. Each officer serves at the pleasure of the Board of Directors of the Bank. The following is a brief biographical sketch of each such executive officer:

Larry Morgan (54)

     Mr. Morgan is the Executive Vice President and Senior Loan Officer of the Bank and has served in that position since September 1997. From 1992-1997, he served as Senior Vice President and Senior Commercial Relationship Manager for NationsBank, Macon, Georgia. From 1973-1992, he served as Consumer Lender, Cashier, Commercial Lender and finally as City Executive for Citizens and Southern National Bank, Jackson, Georgia.

Elaine S. Kendrick (55)

     Ms. Kendrick is the Senior Vice President and Senior Operations Officer of the Bank and has served in that position since September 1997. From 1996-1997, she served as Senior Vice President and Controller of Griffin Federal Savings Bank, Griffin, Georgia. From 1990-1996, she served as Vice President and Controller of Griffin Federal Savings Bank. From 1987-1990, she served as a banking officer for First Union National Bank of Georgia in Griffin and Newnan, Georgia. From 1965-1987, she served in various capacities for Commercial Bank & Trust Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

     The Company does not separately compensate any of its directors or executive officers. Any compensation paid them is paid by the Bank. The following sets forth certain information concerning the compensation of the Company's chief executive officer during fiscal years 2001, 2000, and 1999.

                           Summary Compensation Table
                           --------------------------

                                                                                                Long Term
                                                                                                Compensation
                                                      Annual Compensation                          Awards
                                  --------------------------------------------------------         ------
                                                                                                 Securities
           Name and               Fiscal                                    Other Annual         Underlying          All Other
      Principal Position           Year     Salary ($)     Bonus ($)      Compensation ($)        Options (#)   Compensation ($)
      ------------------           ----     ----------     --------       ----------------        -----------   ----------------
John L. Coleman                    2001     $  155,000      $40,000         $ - - (1)              15,200            1,793 (2)
  President and Chief              2000     $  147,500      $13,500           - - (1)                   0            1,684 (2)
  Executive Officer                1999     $  135,000            0           - - (1)                   0            1,073 (2)

_____________________
/(1)/ Other annual compensation does not include any "perks" and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

/(2)/ The Company provided Mr. Coleman with a $250,000 term life insurance policy. The premium paid by the Company in 2001 was $989, in 2000 was $960, and in 1999 was $960. Also, Mr. Coleman and the Bank entered into four split dollar life insurance agreements in 1999 in connection with four life insurance policies insuring Mr. Coleman's life purchased by the Bank. Compensation income is imputed to Mr. Coleman based on the current term rate for Mr. Coleman's age multiplied by the aggregate death benefit payable under the policies to Mr. Coleman's beneficiary. The Bank retains a portion of the death benefits payable under each policy. The maximum death benefit payable to Mr. Coleman's beneficiary under three of the policies is $150,000 and $50,000 under the fourth policy, or an aggregate of $500,000 death benefit for the four policies. The compensation inputed to Mr. Coleman under these arrangements in 2001 was $804, in 2000 was $724 and in 1999 was $113. See "--Employment Agreement" below.

         The following table sets forth information regarding the grant of stock options to the Company's Chief Executive Officer during 2001. The options vested in two equal increments on June 16, 2001 (the date of grant) and January 1, 2002.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                              Number of       Percent of
                             Securities     Total Options                                 Potential Realizable Value
                             Underlying        Granted to       Exercise                    At Assumed Annual Rate
                               Options       Employees in         Price     Expiration    Of Stock Price Appreciation
Name                           Granted        Fiscal Year       ($/share)      Date            For Option Term ($)
----                           -------      -------------       ---------   ----------    ---------------------------
                                                                                                5%              10%
                                                                                                --              --
John L. Coleman                 15,200            7.9             12.38      6/16/11      $ 118,343       $ 299,904

         The following table contains information, with respect to the Company's Chief Executive Officer, concerning the exercise of options during 2001 and unexercised options held as of the end of 2001.

       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
       -------------------------------------------------------------------
                                 Option Values
                                 -------------

                            Shares                                                         Value of Unexercised
                          Acquired                    Number of Unexercised             In-the-Money Options/SARs
                             on          Value        Options at FY-End (#)                 at FY /End  ($)/(1)/
                                                      ---------------------           -----------------------------
                          Exercise     Realized
          Name                (#)           ($)     Exercisable       Unexercisable   Exercisable     Unexercisable
          ----            ----------   ----------   -----------       -------------   -----------     -------------
John L. Coleman                0            0             7,600           7,600          $ 69,312         $ 69,312

_______________________

/(1)/ Calculated by subtracting the exercise price from the market price per share of the common stock at fiscal year-end ($21.50) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.

      Employment Agreement

             John L. Coleman has an employment agreement dated August 8, 1996 with the Company and the Bank under which he serves as President and Chief Executive Officer of the Company and of the Bank. The employment agreement provides for a five-year term and is annually renewable thereafter. He is paid an annual salary as set forth in the Summary Compensation Table above and is also entitled to performance bonuses. To qualify for the annual bonus, the Bank must have a CAMEL 2 rating for the applicable year. The CAMEL rating is a rating assigned to the Bank each year by the Department of Banking based on its examination of different performance factors, with "1" being the best CAMEL rating and "5" being the worst. If that condition is met, Mr. Coleman will be paid a cash bonus for the year at the discretion of the Compensation Committee and with full approval of the Board of Directors. Mr. Coleman's minimum cash bonus is a certain percentage of his salary for the year depending on the pre-tax return on average assets ("ROA") performance of the Bank for the year. Mr. Coleman received a cash bonus of $40,000 in 2001. The bonus formula is as follows:

         ROA                                               Percentage of Salary

         Less than .9%                                          No bonus
         .9% or greater; less than 1.0%                            5%
         1.0% or greater; less than 1.10%                         10%
         1.10% or greater; less than 1.20%                        15%
         1.20% or greater; less than 1.30%                        20%
         1.30% or greater; less than 1.40%                        25%
         1.40% or greater; less than 1.60%                        30%
         1.60% or greater; less than 1.75%                        35%
         1.75% or greater; less than 2.00%                        40%
         Over 2.00%                                               50%

     Mr. Coleman's employment agreement has been amended to eliminate its former provisions relating to option grants. He receives health, life and disability insurance under the same plan and terms as other employees of the Bank. He receives a mid-size automobile to be used primarily for business purposes, and the Bank pays operating, maintenance and insurance expenses for the automobile. At Mr. Coleman's request, the Bank may pay monthly membership dues for Mr. Coleman of up to $75.00 per month at a local country club and up to $3,000 of the club's initiation fee. Mr. Coleman has not requested such payments to date.

     Mr. Coleman's employment agreement provides for severance pay for Mr. Coleman in the event of Mr. Coleman's termination (except for cause) after a change of control of the Bank. Under the employment agreement, the term "control" means the acquisition of 25 percent or more of the voting securities of the Bank by any person, or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934 or the acquisition of between 10 percent and 25 percent of the voting securities of the Bank if the Board of Directors of the Bank or the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Bank has made a determination that such acquisition constitutes or will constitute control of the Bank.

     The employment agreement provides that if Mr. Coleman is terminated after 365 days as a result of a change of control, Mr. Coleman shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, Mr. Coleman would receive an amount equal to three times his then existing annual base salary. The agreement further provides that the payment shall also be made in connection with, or within 120 days after, a change of control of the Bank if such change of control was opposed by Mr. Coleman or the Bank's Board of Directors. This payment would be in addition to any amount otherwise owed to Mr. Coleman pursuant to his employment agreement.

Executive Officer's Deferred Compensation Plan

     In 1999, the Bank and Mr. Coleman entered into a deferred compensation agreement. Under this agreement, Mr. Coleman will be entitled to receive retirement benefits upon termination of his employment for any reason other than for cause, including a termination of employment following a change of control of the Bank. If Mr. Coleman dies prior to receiving any or all of the payments due him under the agreement, his beneficiary will receive a death benefit. This arrangement and the benefits payable to Mr. Coleman are subject to a vesting schedule if Mr. Coleman's employment with the Bank terminates during the first five years under the agreement, unless such termination follows a change of control. A "change of control" under the agreement is any transfer of 25% or more of the Bank's outstanding stock. The vesting schedule is 20% of the benefit if the termination occurs after completion of one year of service, 40% after completion of two years, 60% after completion of three years, 80% after completion of four years, and 100% after completion of five years. The deferred compensation is payable from the general assets of the Bank and Mr. Coleman is an unsecured creditor of the Bank with respect to these benefits. If Mr. Coleman is terminated for cause, he forfeits all benefits under the agreement.

     The benefits payable to Mr. Coleman are based on the value of a "deferral account" established under Mr. Coleman's agreement. The value of the deferral account is determined based upon the growth of life insurance cash values in life insurance policies on Mr. Coleman's life which were purchased by the Bank in 1999, which growth is reduced by the Bank's after-tax opportunity cost of the policies, determined based upon a pre-tax yield equal to the Fed Funds rate.

     The benefits payable to Mr. Coleman at normal retirement age (age 65) are equal to the sum of the value of the deferral account on the anniversary of the agreement preceding normal retirement age paid out in equal annual installments over 15 years without interest plus an annual payment equal to the growth in the deferral account each year (determined without reducing the deferral account for payments made to Mr. Coleman) from Mr. Coleman's retirement until his death. The projected value of the deferral account at Mr. Coleman's normal retirement age is $243,326, which would provide payments of $16,222 per year, plus the payments of the growth in the deferral account which are projected to vary from year to year. The first year aggregate payment to Mr. Coleman (including the projected growth in the deferral account) is projected to be $50,146, the average annual benefit during the first fifteen years is projected to be $57,646 and the average annual benefit over Mr. Coleman's life is projected to be $56,516, all based on achieving the assumptions used in the projection.

     The benefits payable to Mr. Coleman at termination of employment prior to his normal retirement age (other than after a change of control) are the sum of his deferral account at the anniversary of the agreement preceding his date of termination' times Mr. Coleman's vested percentage at termination, payable in 15 equal annual installments without interest, plus an annual payment equal to the growth in the deferral account each year from Mr. Coleman's termination of employment until his death (determined without reducing the deferral account for payments made to Mr. Coleman), times Mr. Coleman's vested percentage at termination. The benefits payable to Mr. Coleman at his termination of employment after a change of control are the same as a termination prior to normal retirement age except that the vesting schedule does not apply if Mr. Coleman's termination of employment after a change of control occurs during the first five years of the deferred compensation agreement.

     If Mr. Coleman dies prior to termination of employment, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account as of the anniversary of the agreement preceding Mr. Coleman's death.

Director Compensation

     In addition to the deferred compensation arrangement discussed below, the Company and the Bank compensate directors for their service on Board committees of the Bank to which they are appointed. The directors are paid $100 per committee meeting attended. The directors of the Company and the Bank presently do not receive a fee for attending Board meetings.

     The Bank has entered into deferred compensation agreements with each of its directors (other than Mr. Coleman) which are similar to the deferred compensation agreement with Mr. Coleman discussed above. Under these agreements, each director will be entitled to receive retirement benefits upon termination of service as a director for any reason other than for cause. If a director's services are terminated for cause, he forfeits all benefits under the agreement applicable to him.

     Benefits will be paid upon a director's normal or early retirement or disability or in the event of a change in control (defined as a transfer of 25% or more of the Bank's outstanding stock). If a director dies prior to termination of his service as a director, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account as of the anniversary of the agreement preceding his death.

     Benefits are payable to each director based upon the value in his "deferral account." Each director's deferral account includes his accumulated deferred fees plus accrued interest at a rate established annually by the Board of Directors. Benefits are payable in 120 equal monthly installments, including interest at a rate set by the Board of Directors for the year in which the termination of service occurs.

                          TRANSACTIONS WITH MANAGEMENT

     In the ordinary course of its banking business, the Bank has had and anticipates that it will continue to have transactions with various directors, officers, principal shareholders, and their associates.

     In the opinion of management all loans and commitments to extend loans included in such transactions were made in the ordinary course of business substantially on the same terms, including interest rates and collateral, as those prevailing from time to time on comparable transactions with unaffiliated persons; are not such as are required to be classified as non- accrual, past due, restructured or creating potential problems; and do not involve more than a normal risk of collectibility or present any other unfavorable features. In management's opinion, the amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to date to a director, director nominee, executive officer or principal security holder and their associates, individually or in the aggregate, did not exceed the maximum permitted under applicable banking regulations.

                    STOCK OWNERSHIP OF DIRECTOR NOMINEES, AND
                    DIRECTOR NOMINEES AND OFFICERS AS A GROUP

     The following table sets forth the beneficial ownership of the Company's common stock by the current directors, nominees for director, executive officers named in the Summary Compensation table, persons who to the Company's knowledge own more than five percent of the outstanding common stock, and directors and executive officers as a group, as of March 25, 2002,

         Name and Address               Amount and Nature of       Percentage
         of Beneficial Owner            Beneficial Ownership       Ownership
         -------------------            --------------------       ---------
         D. Richard Ballard                  35,500/(1)/             3.8%
         Charles W. Carter                   43,200/(2)/             4.7
         John L. Coleman                     40,370/(3)/             4.4
         Alfred D. Fears                     20,991/(4)/             2.3
         William B. Jones                    77,692/(5)/             8.4
         Harry Lewis                         35,500                  3.8
         Joey McClelland                     35,000/(6)/             3.8
         Dr. Alexander Pollack               53,046/(7)/             5.7
         Robert Ryan                         28,753/(8)/             3.1
         James H. Warren                     35,152/(9)/             3.8
         George L. Weaver                    36,565/(10)/            3.9
         All current directors              441,769                 47.7
         and executive officers as
         a group (11 persons)

_________________________

/(1)/ Does not include 300 shares owned by his adult son over which shares he asserts no voting or investment power.

/(2)/ Includes 6,700 shares owned by C. Carter, Inc. and 1,500 shares owned by Jones Hometown Hardware, over all of which shares Mr. Carter has investment and voting power. Does not include 4,400 shares owned by his wife, 300 shares held by his wife as trustee, 1,500 shares owned by his adult son, or 100 shares owned by his mother, over all of which shares he asserts no voting or investment power.

/(3)/ Includes 170 shares owned by Mr. Coleman jointly with his wife. Also includes 25,000 shares held in Mr. Coleman's IRA and 200 shares subject to vested options. Does not include 55 shares owned by each of his adult daughters, over which shares he asserts no voting or investment power.

/(4)/ Includes 5,941 shares owned by Mr. Fears' IRA, over which shares Mr.
      Fears has investment and voting power. Does not include 500 shares owned by his wife or 14,059 shares held by his wife as trustee, over which shares he asserts no voting or investment power.

/(5)/ Includes 47,692 shares owned by wholly-owned corporations, over which shares Mr. Jones has investment and voting power. Does not include 500 shares owned by his adult son or 1,000 shares owned by his wife, over all of which shares he asserts no voting or investment power.

/(6)/ Does not include 100 shares owned by Mr. McClelland's adult son, 100 shares owned by Mr. McClelland's adult daughter, or 1,900 shares owned by Mr. McClelland's mother, over all of which shares he asserts no voting or investment power.

/(7)/ Includes 500 shares owned by Dr. Pollack as custodian for his minor child and 14,000 shares held by Pollack Art Foundation, over which shares he has investment and voting power.

/(8)/ Owned by Mr. Ryan and his wife jointly. Does not include 100 shares owned by Mr. Ryan's adult son or 1,150 shares owned by Mr. Ryan's stepson, over all of which shares Mr. Ryan asserts no voting or investment power.

/(9)/ Includes 2,926 shares owned by Mr. Warren's IRA, 9,300 shares owned jointly with his wife, and 2,926 shares owned by Mr. Warren's wife's IRA, over all of which shares he shares voting and investment power; does not include 100 shares owned by his adult daughter and 200 shares owned by his father, over all of which shares Mr. Warren asserts no voting or investment power.

/(10)/ Includes 5,177 shares owned by Mr. Weaver's IRA, over which shares he has voting and investment power.

                           FILINGS UNDER SECTION 16(a)

     Section 16(a) of the Securities and Exchange Act of 1934 required the Company's executive officers and directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.

     Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the company with copies of all
Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10% of its common stock.

     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2001 fiscal year all filings applicable to its officers and directors were complied with, except that each of Messrs. Ryan and Jones filed one late report covering one transaction and Dr. Pollack filed one late report covering two transactions.

                        PROPOSAL 2: APPROVAL OF AUDITORS

     The directors have recommended that the shareholders approve the appointment of Mauldin & Jenkins, LLC, a certified public accounting firm, as independent auditors for the Company for the 2002 fiscal year. A representative of Mauldin & Jenkins, LLC is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

     In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for 2001 were approximately $29,000. This figure is based on an estimate provided by our accountants, Mauldin & Jenkins, LLC, and includes fees for services that were billed to the Company in 2002 in connection with the 2001 audit and the review of the Company's interim financial statements. The Company did not retain Mauldin & Jenkins, LLC to perform financial information systems design or implementation services in 2001.

     During 2001, the Company was billed $10,000 by Mauldin & Jenkins, LLC for tax preparation and other non-audit services. The Audit Committee has considered the provision of non-audit services by Mauldin & Jenkins, LLC and has determined that the provision of such services was consistent with maintaining the independence of Mauldin & Jenkins, LLC.

     The affirmative vote of the holders of the Company's common stock constituting a majority of the total votes cast for or against this proposal at the meeting is necessary to approve Mauldin & Jenkins as the Company's auditors. As a result, assuming a quorum is present, abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

     The Board of Directors recommends a vote "FOR" the proposal approving Mauldin & Jenkins, LLC as the Company's auditors for 2002.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by Nasdaq Stock Market standards.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                  THE AUDIT COMMITTEE

                                                  Alfred D. Fears, Jr.
                                                  D. Richard Ballard
                                                  James H. Warren

                  SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING
                               TO BE HELD IN 2003

     Proposals of shareholders intended to be presented at the annual meeting to be held in 2003 and to be included in the Company's proxy statement relative to that meeting must be received by the Company on or before December 26, 2002. Notice of a shareholder's proposal intended to be presented at the annual meeting to be held in 2003, which is not received in time for inclusion in the Company's proxy statement, must be received by the Company on or before February 14, 2003. Such proposals should be in writing and sent to John L. Coleman, President and CEO, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

     The Company will be pleased to make its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, available without charge to interested persons. Written requests for the report should be directed to John
L. Coleman, President and CEO, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia, 30233.

April 1, 2002

                          FIRST GEORGIA COMMUNITY CORP.

                                      PROXY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of First Georgia Community Corp. (the "Company") hereby appoints George L. Weaver, John
L. Coleman, or either of them, as proxies, with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Shareholders of First Georgia Community Corp. to be held on Thursday, April 25, 2002, at 10:00 AM at the offices of the Butts County Library, 436 E. College Street, Jackson, Georgia, 30233, or at any adjournments thereof.

     Unless a contrary direction is indicated, the shares represented by the proxy will be voted FOR all nominees for directors named in the proxy statement and FOR Proposal 2; if specific instructions are indicated, this proxy will be voted in accordance with such instructions. Said nominations and proposals are being made by the Board of Directors of First Georgia Community Corp. and the approval of one matter is unrelated to the approval of any other matter proposed.

                            (Continued on next page)

1.       ELECTION OF DIRECTORS

         FOR                        WITHHOLD
         all nominees listed at     AUTHORITY
         right (except as           to vote for all
         marked to the              nominees listed
         contrary)                  at right
         [_]                        [_]


2. TO RATIFY THE APPOINTMENT OF MAULDIN & JENKINS AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

         FOR        AGAINST         ABSTAIN
         [_]        [_]             [_]

John L. Coleman, Alfred D. Fears, Jr., Harry Lewis, D. Richard Ballard, Charles
W. Carter, William B. Jones, Joey McClelland, Alexander Pollack, Robert Ryan, James H. Warren and George L. Weaver

(INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, write the name of such nominee(s) in the space provided below.)

________________________________________________________________________________

THE NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.

Dated:__________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                  Signature(s)

Note: If signing for estates, trustees or corporations, title of capacity should be stated. If shares are held jointly, each holder should sign.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS